Exhibit 4.5

EXECUTION VERSION

WMG ACQUISITION CORP.,

as the Issuer,

the Guarantors party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of October 30, 2012

TO

INDENTURE

Dated as of July 20, 2011

as amended

9.50% Senior Secured Notes due 2016

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of October 30, 2012, among WMG Acquisition Corp., a Delaware corporation (the “Company”) as issuer, Warner Music Group Corp., a Delaware corporation and the indirect parent of the Company (“Warner”), as guarantor, the guarantors listed on the signature pages hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Trustee entered into an Indenture, dated as of July 20, 2011, as supplemented by the Supplemental Indenture, dated as of July 20, 2011, by and among the Company, the guarantors party thereto and the Trustee (collectively, the “Indenture”), for the benefit of each other and for the equal and ratable benefit of the Holders of the 9.50% Senior Secured Notes due 2016 (the “Notes”). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Indenture;

WHEREAS, Warner has previously provided a guarantee of the obligations of the Company as issuer with respect to the Notes;

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain exceptions inapplicable hereto, the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”);

WHEREAS, the Company has distributed an Offer to Purchase and Consent Solicitation Statement, dated October 17, 2012 (the “Statement”), and accompanying Consent and Letter of Transmittal, dated October 17, 2012 (the “Letter of Transmittal”), to the Holders of the Notes in connection with its solicitation of consents (the “Consent Solicitation”) to the proposed amendments, as further described in the Statement (the “Proposed Amendments”), that provide for the elimination or amendment of certain covenants and related provisions in the Indenture, such consents to be obtained in connection with a tender offer for the Notes (the “Tender Offer”);

WHEREAS, the Holders of a majority of the aggregate principal amount of the Notes outstanding, not owned by the Company or any of its affiliates, have consented to the Proposed Amendments;

WHEREAS, the Company and the Guarantors desire to amend the Indenture, as set forth in Article I hereof; and

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Company, Warner and each Guarantor and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

NOW, THEREFORE, in consideration of the above premises, and for the purpose of memorializing the amendments to the Indenture consented to by the Holders, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

AMENDMENT OF INDENTURE

Section 1.1 Amendment.

(a) Section 4.03 (Corporate Existence) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(b) Section 4.04 (Payment of Taxes and Other Claims) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(c) Section 4.05 (Maintenance of Properties and Insurance) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(d) Section 4.06 (Compliance Certificate; Notice of Default) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(e) Section 4.08 (Waiver of Stay, Extension or Usury Laws) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(f) Section 4.09 (Change of Control) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(g) Section 4.10 (Incurrence of Indebtedness and Issuance of Preferred Stock) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(h) Section 4.11 (Restricted Payments) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(i) Section 4.12 (Liens) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(j) Section 4.13 (Asset Sales) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(k) Section 4.14 (Transactions with Affiliates) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(l) Section 4.15 (Dividend and other Payment Restrictions Affecting Subsidiaries) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(m) Section 4.16 (Additional Subsidiary Guarantees) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(n) Section 4.17 (Reports to Holders) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(o) Section 4.18 (Limitation on Subordinated Debt) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(p) Section 4.19 (Business Activities) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(q) Section 4.20 (Payments for Consent) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(r) Section 5.01 (Merger, Consolidation, or Sale of Assets) of the Indenture is amended and restated in its entirety to read as follows:

“(a) The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); and

(2) the Successor Company (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Securities, this Indenture, the Security Documents and the Registration Rights Agreement.”

(s) Section 6.01 (Events of Default) of the Indenture is amended and restated in its entirety to read as follows:

“Each of the following is an “Event of Default”:

(1) the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Securities; or

(2) the Issuer defaults in the payment when due of interest or Additional Interest, if any, on or with respect to the Securities and such default continues for a period of 30 days.”

(t) Section 8.01 (Termination of the Issuer’s Obligations) of the Indenture is amended and restated in its entirety to read as follows:

“The Issuer may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment U.S. Legal Tender, or U.S. Government Securities or a combination thereof, in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on such outstanding Securities to maturity or redemption, has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder, or if:

(a) either (i) pursuant to Article Three, the Issuer shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of such Securities in accordance with the provisions hereof or (ii) all such Securities have otherwise become or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one (1) year hereunder;

(b) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender or U.S. Government Securities or a combination thereof, in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or U.S. Government Securities or a combination thereof, to the payment of said principal, premium, if any, and interest with respect to such Securities;

(c) [Intentionally omitted]

(d) the Issuer shall have paid all other sums payable by it hereunder; and

(e) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Issuer’s obligations under such Securities and this Indenture have been complied with.

Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer’s obligations in Sections 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the applicable Securities are no longer outstanding pursuant to the last paragraph of Section 2.09. After the applicable Securities are no longer outstanding, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

After such delivery or irrevocable deposit, the Trustee upon written request shall acknowledge in writing the discharge of the Issuer’s obligations under the applicable Securities and this Indenture except for those surviving obligations specified above.

Upon a satisfaction and discharge in accordance with the provisions of the Security Documents, the Collateral Agent will cease to be party to the Security Documents on behalf of the holders of the Securities and Collateral will no longer secure the Securities.”

(u) Any definitions used exclusively in the provisions of the Indenture that are deleted pursuant to paragraphs (a) – (t) of this Article I, and any definitions used exclusively within such definition, are hereby deleted in their entirety from the Indenture.

ARTICLE 2

MISCELLANEOUS PROVISIONS

Section 2.1 Effect of Supplemental Indenture.

From and after the Amendment Operative Time (as defined below), the Indenture shall be amended and supplemented in accordance herewith. Each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and supplemented by this Second Supplemental Indenture unless the context otherwise requires. The Indenture as amended and supplemented by this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument, and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture as supplemented by this Second Supplemental Indenture shall be bound thereby.

Section 2.2 Effectiveness.

This Second Supplemental Indenture shall become effective and binding on the Company, Warner, the Guarantors, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture, upon the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the Proposed Amendments; provided, however, that the Proposed Amendments shall become operative only upon the acceptance for purchase by the Company (the “Amendment Operative Time”) of the Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offer prior to 5:00 p.m. New York City time on October 30, 2012.

Section 2.3 Indenture Remains in Full Force and Effect.

Except as supplemented and amended hereby, all provisions in the Indenture shall remain in full force and effect.

Section 2.4 Confirmation of Indenture.

The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects confirmed and ratified.

Section 2.5 Conflict with Trust Indenture Act.

If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision hereof or of the Indenture which is required or deemed to be included in this Second Supplemental Indenture or the Indenture by any of the provisions of the Trust Indenture Act of 1939, such required provision shall control.

Section 2.6 Severability.

In case any one or more of the provisions in this Second Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7 Successors.

All agreements of the Company, Warner and the Guarantors in this Second Supplemental Indenture shall bind their successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successor.

Section 2.8 Certain Duties and Responsibilities of the Trustee.

In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee, for itself and its successor or successors, accepts the terms of the Indenture as amended by this Second Supplemental Indenture, and agrees to perform the same, but only upon the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee.

Section 2.9 Governing Law.

This Second Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York.

Section 2.10 Duplicate Originals.

All parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

Section 2.11 Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written.

WMG ACQUISITION CORP.

By: /s/ Paul M.Robinson

Name: Paul M. Robinson

Title: Executive Vice President, General Counsel and Secretary

Guarantors:

ROADRUNNER RECORDS INC.

T.Y.S., INC.

THE ALL BLACKS U.S.A., INC.

A. P. SCHMIDT CO.

ATLANTIC RECORDING CORPORATION

ATLANTIC/MR VENTURES INC.

BERNA MUSIC, INC.

BIG BEAT RECORDS INC.

CAFE AMERICANA INC.

CHAPPELL & INTERSONG MUSIC GROUP (AUSTRALIA)

LIMITED

CHAPPELL AND INTERSONG MUSIC GROUP

(GERMANY) INC.

CHAPPELL MUSIC COMPANY, INC.

COTA MUSIC, INC.

COTILLION MUSIC, INC.

CRK MUSIC INC.

E/A MUSIC, INC.

ELEKSYLUM MUSIC, INC.

ELEKTRA/CHAMELEON VENTURES INC.

ELEKTRA ENTERTAINMENT GROUP INC.

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

Guarantors (cont’d):

ELEKTRA GROUP VENTURES INC.

EN ACQUISITION CORP.

FHK, INC.

FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.

FOSTER FREES MUSIC, INC.

INSIDE JOB, INC.

INSOUND ACQUISITION INC.

INTERSONG U.S.A., INC.

JADAR MUSIC CORP.

LEM AMERICA, INC.

LONDON-SIRE RECORDS INC.

MAVERICK PARTNER INC.

MCGUFFIN MUSIC INC.

MIXED BAG MUSIC, INC.

MM INVESTMENT INC.

NC HUNGARY HOLDINGS INC.

NEW CHAPPELL INC.

NONESUCH RECORDS INC.

NON-STOP MUSIC HOLDINGS, INC.

NVC INTERNATIONAL INC.

OCTA MUSIC, INC.

PEPAMAR MUSIC CORP.

REP SALES, INC.

RESTLESS ACQUISITION CORP.

REVELATION MUSIC PUBLISHING CORPORATION

RHINO ENTERTAINMENT COMPANY

RICK’S MUSIC INC.

RIGHTSONG MUSIC INC.

RODRA MUSIC, INC.

RYKO CORPORATION

RYKODISC, INC.

RYKOMUSIC, INC.

SEA CHIME MUSIC, INC.

SR/MDM VENTURE INC.

SUPER HYPE PUBLISHING, INC.

THE RHYTHM METHOD INC.

TOMMY BOY MUSIC, INC.

TOMMY VALANDO PUBLISHING GROUP, INC.

TW MUSIC HOLDINGS INC.

UNICHAPPELL MUSIC INC.

W.B.M. MUSIC CORP.

WALDEN MUSIC INC.

WARNER ALLIANCE MUSIC INC.

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

Guarantors (cont’d):

WARNER BRETHREN INC.

WARNER BROS. MUSIC INTERNATIONAL INC.

WARNER BROS. RECORDS INC.

WARNER CUSTOM MUSIC CORP.

WARNER DOMAIN MUSIC INC.

WARNER MUSIC DISCOVERY INC.

WARNER MUSIC LATINA INC.

WARNER MUSIC SP INC.

WARNER SOJOURNER MUSIC INC.

WARNER SPECIAL PRODUCTS INC.

WARNER STRATEGIC MARKETING INC.

WARNER/CHAPPELL MUSIC (SERVICES), INC.

WARNER/CHAPPELL MUSIC, INC.

WARNER/CHAPPELL PRODUCTION MUSIC, INC.

WARNER-ELEKTRA-ATLANTIC CORPORATION

WARNERSONGS, INC.

WARNER-TAMERLANE PUBLISHING CORP.

WARPRISE MUSIC INC.

WB GOLD MUSIC CORP.

WB MUSIC CORP.

WBM/HOUSE OF GOLD MUSIC, INC.

WBR MANAGEMENT SERVICES INC.

WBR/QRI VENTURE, INC.

WBR/RUFFNATION VENTURES, INC.

WBR/SIRE VENTURES INC.

WEA EUROPE INC.

WEA INC.

WEA INTERNATIONAL INC.

WEA MANAGEMENT SERVICES INC.

WIDE MUSIC, INC.

WMG MANAGEMENT SERVICES INC.

ASYLUM RECORDS LLC

ATLANTIC MOBILE LLC

ATLANTIC PRODUCTIONS LLC

ATLANTIC SCREAM LLC

ATLANTIC/143 L.L.C.

BB INVESTMENTS LLC

BULLDOG ENTERTAINMENT GROUP LLC

BULLDOG ISLAND EVENTS LLC

BUTE SOUND LLC

CHORUSS LLC

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

Guarantors (cont’d):

CORDLESS RECORDINGS LLC

EAST WEST RECORDS LLC

FBR INVESTMENTS LLC

FOZ MAN MUSIC LLC

FUELED BY RAMEN LLC

LAVA RECORDS LLC

LAVA TRADEMARK HOLDING COMPANY LLC

MADE OF STONE LLC

PENALTY RECORDS, LLC

PERFECT GAME RECORDING COMPANY LLC

RHINO NAME & LIKENESS HOLDINGS, LLC

RHINO/FSE HOLDINGS, LLC

T-BOY MUSIC, LLC

T-GIRL MUSIC, LLC

THE BIZ LLC

UPPED.COM LLC

WARNER MUSIC DISTRIBUTION LLC

WMG TRADEMARK HOLDING COMPANY LLC

J. RUBY PRODUCTIONS, INC.

SIX-FIFTEEN MUSIC PRODUCTIONS, INC.

SUMMY-BIRCHARD, INC.

ARTIST ARENA LLC

ATLANTIC PIX LLC

FERRET MUSIC HOLDINGS LLC

FERRET MUSIC LLC

FERRET MUSIC MANAGEMENT LLC

FERRET MUSIC TOURING LLC

P & C PUBLISHING LLC

WARNER MUSIC NASHVILLE LLC

By: /s/ Paul M.Robinson

Name: Paul M. Robinson

Title: Vice President & Secretary of each of the above named entities listed under the heading Guarantors and signing this agreement in such capacity on behalf of each such entity

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

Guarantors (cont-d):

WARNER MUSIC INC.

By: /s/ Paul M.Robinson

Name: Paul M. Robinson

Title: Executive Vice President, General Counsel & Secretary

615 MUSIC LIBRARY, LLC

By: Six-Fifteen Music Productions, Inc., its Sole Member

By: /s/ Paul M.Robinson

Name: Paul M. Robinson

Title: Vice President & Secretary

ARTIST ARENA INTERNATIONAL, LLC

By: Artist Arena LLC, its Sole Member

By: Warner Music Inc, its Sole Member

By: /s/ Paul M.Robinson

Name: Paul M. Robinson

Title: Executive Vice President, General Counsel & Secretary

ALTERNATIVE DISTRIBUTION ALLIANCE

By: Warner Music Distribution LLC, its Managing Partner

By: Rep Sales, Inc., its Sole Member and Manager

By: /s/ Paul M.Robinson

Name: Paul M. Robinson

Title: Vice President & Secretary

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

Guarantors (cont-d):

MAVERICK RECORDING COMPANY

By: SR/MDM Venture Inc., its Managing Partner

By: /s/ Paul M.Robinson

Name: Paul M. Robinson

Title: Vice President & Secretary

NON-STOP CATACLYSMIC MUSIC, LLC

NON-STOP INTERNATIONAL PUBLISHING, LLC

NON-STOP OUTRAGEOUS PUBLISHING, LLC

By: Non-Stop Music Publishing, LLC, their Sole Member

By: Non-Stop Music Holdings, Inc., its Sole Member

By: /s/ Paul M.Robinson

Name: Paul M. Robinson

Title: Vice President & Secretary

NON-STOP MUSIC LIBRARY, L.C.

NON-STOP MUSIC PUBLISHING, LLC

NON-STOP PRODUCTIONS, LLC

By: Non-Stop Music Holdings, Inc., their Sole Member

By: /s/ Paul M.Robinson

Name: Paul M. Robinson

Title: Vice President & Secretary

WMG ARTIST BRAND LLC

By: Warner Music Inc., its Managing Member

By: /s/ Paul M.Robinson

Name: Paul M. Robinson

Title: Executive Vice President, General Counsel & Secretary

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

Guarantors (cont-d):

WARNER MUSIC GROUP CORP.

By: /s/ Paul M.Robinson

Name: Paul M. Robinson

Title: Executive Vice President, General Counsel & Secretary

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

WELLS FARGO BANK, NATIONAL

ASSOCIATION, as Trustee

By: /s/ Raymond Delli Colli

Name: Raymond Delli Colli

Title: Vice President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]